UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2024

PATHFINDER BANCORP, INC.

(Exact name of Registrant as specified in its charter)

Commission File Number: 001-36695

Maryland	38-3941859
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

214 West First Street, Oswego, New York 13126
(Address of Principal Executive Office) (Zip Code)

(315) 343-0057
(Issuer's Telephone Number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	PBHC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01   - Entry into a Material Definitive Agreement

On May 8, 2019, Pathfinder Bancorp, Inc. (the “Company”) entered into a Securities Purchase Agreement with Castle Creek Capital Partners VII, L.P. (“Castle Creek”), pursuant to which the Company sold Castle Creek certain securities of the Company in a private placement. In connection with the private placement, the Company entered into a registration rights agreement with Castle Creek, also dated as of May 8, 2019 (the “Registration Rights Agreement”). Pursuant to the terms of the Registration Rights Agreement, the Company agreed to file a resale registration statement by no later than May 8, 2023 to register the resale of the securities. On May 8, 2023, the Company and Castle Creek agreed to amend the Registration Rights Agreement to allow the Company to file a resale registration statement by no later than May 8, 2024 to register the resale of the securities.

On May 6, 2024, the Company and Castle Creek agreed to amend the Registration Rights Agreement to allow the Company to file a resale registration statement by no later than May 8, 2025 to register the resale of the securities.

The foregoing description of the Second Amendment to the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by the full text of the Second Amendment to the Registration Rights Agreement attached as Exhibit 10.1 hereto.

Item 5.02   - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 2, 2024, Walter F. Rusnak, Senior Vice President and Chief Financial Officer of the Company and Pathfinder Bank (the “Bank”) notified the Company and the Bank of his decision to retire from his positions effective June 28, 2024.

On May 2, 2024, Justin K. Bigham, age 50, was named Senior Vice President and Chief Financial Officer of the Company and the Bank effective June 28, 2024.  Mr. Bigham was formerly the Executive Vice President and Chief Community Banking Officer of Financial Institutions, Inc. and Five Star Bank from February 2021 until December 2023. He also served as Chief Financial Officer of Financial Institutions, Inc. and Five Star Bank from April 2019 until February 2021. Prior to his time at Five Star Bank, Mr. Bigham served as Director of Financial Planning and Treasury at HealthNow New York and spent six years in senior positions at First Niagara Bank in both finance and business line capacities, following seven years in increasingly responsible positions within the finance division at M&T Bank.

Mr. Bigham is not a party to any transaction with the Company or the Bank that would require disclosure under Item 404(a) of SEC Regulation S-K. Mr. Bigham is eligible to participate in Bank benefit plans such as the Employee Savings Plan, the Employee Stock Ownership Plan and any stockholder approved equity plan. It is anticipated he will enter into a Change in Control Agreement.

On May 8, 2024, the Company issued a press release announcing the retirement of Mr. Rusnak and the appointment of Mr. Bigham, a copy of which is attached herewith as Exhibit 99.1.

On May 7, 2024, the Company and the Bank entered into a Retirement and Consulting Agreement (the “Agreement”) with Walter F. Rusnak (the “Consultant”), whose retirement as Senior Vice President and Chief Financial Officer will become effective as of June 28, 2024.  The term of the Agreement will begin on June 29, 2024, and automatically end as of December 31, 2024, unless terminated earlier by mutual agreement of the parties, or upon the Consultant’s death, disability, or termination for cause.  During the term of the Agreement, the Consultant will assist with the transition of the successor Chief Financial Officer of the Company and the Bank and continue to assist with managing the Bank’s investment securities portfolio and overall balance sheet management, provided that the expected level of consulting services provided under the Agreement will not exceed twenty (20) hours per week. The Bank will pay a consulting fee of $10,750 per month.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Retirement and Consulting Agreement attached hereto as Exhibit 10.2 of this Current Report on Form 8-K and incorporated by reference.

Item 9.01 – Financial Statements and Exhibits

(a) Financial statements of businesses acquired.  None.

(b) Pro forma financial information.  None.

(c) Shell company transactions: None.

(d) Exhibits.

10.1	Second Amendment to the Registration Rights Agreement

10.2	Retirement and Consulting Agreement between Pathfinder Bancorp, Inc., Pathfinder Bank and Walter F. Rusnak

99.1	Press Release, dated May 8, 2024

104	Cover Page Interactive Data File (embedded in the cover page formatted in Inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PATHFINDER BANCORP, INC.

Date: May 8, 2024	By:	/s/ James A. Dowd
James A. Dowd President and Chief Executive Officer